Exhibit 99.1

For Immediate Release                         Press Release

Contact:     Raiford Garrabrant
Cree, Inc.
Director, Investor Relations
Ph: 919-407-7895
Fax: 919-407-5615
Email: investorrelations@cree.com

Cree Reports Financial Results for the Second Quarter of Fiscal Year 2012

DURHAM, N.C., January 17, 2012 - Cree, Inc. (Nasdaq: CREE), a market leader in LED lighting, today announced revenue of $304.1 million for its second quarter of fiscal 2012, ended December 25, 2011. This represents an 18% increase compared to revenue of $257.0 million reported for the second quarter of fiscal 2011 and a 13% increase compared to the first quarter of fiscal 2012. GAAP net income for the second quarter of $12.1 million, or $0.10 per diluted share, decreased 76% year-over-year compared to GAAP net income of $49.8 million, or $0.45 per diluted share, for the second quarter of fiscal 2011. On a non-GAAP basis, net income for the second quarter of fiscal 2012 of $28.7 million, or $0.25 per diluted share, decreased 53% year-over-year compared to non-GAAP net income for the second quarter of fiscal 2011 of $60.7 million, or $0.55 per diluted share.

Financial results for the second fiscal quarter reflect the inclusion of Ruud Lighting for the entire period. Ruud Lighting was acquired in the first quarter of fiscal 2012 approximately one month before quarter-end.
"Our second quarter results demonstrated the strength in our expanded lighting product line with strong growth in sales of both indoor and outdoor products," stated Chuck Swoboda, Cree Chairman and CEO. "While the business environment remains challenging, our results demonstrate that our strategy is working. Our future business outlook remains very optimistic based on our belief that innovation drives payback, payback drives LED lighting adoption and adoption expands the market for both Cree and our customers."

Q2 2012 Financial Metrics
(in thousands except per share amounts and percentages)

	Second Quarter
	2012	2011	Change
	(unaudited)	(unaudited)
Net revenue	$304,118	$256,983	$47,135	18%
GAAP
Gross Margin	34.6%	47.1%
Operating Margin	4.0%	21.6%
Net Income	$12,078	$49,775	$(37,697)	(76)%
Earnings per diluted share	$0.10	$0.45	$(0.35)	(78)%
Non-GAAP
Gross Margin	35.3%	47.7%
Operating Margin	10.3%	26.5%
Net Income	$28,665	$60,720	$(32,055)	(53)%
Earnings per diluted share	$0.25	$0.55	$(0.30)	(55)%

•	Cash and investments increased $55.0 million from Q1 of fiscal 2012 to $687.2 million.

•	Accounts receivable (net) decreased $9.3 million from Q1 of fiscal 2012 to $156.4 million, with days sales outstanding of 46.

•	Inventory decreased $16.3 million from Q1 of fiscal 2012 to $187.4 million and represents 85 days of inventory.

Recent Business Highlights:

•	Introduced the next generation XLamp® XB-D LED, which doubles lumens-per-dollar of lighting class LEDs;

•	Introduced high-voltage XLamp XT-E and XM-L LEDs that enable the use of more efficient, smaller drivers to lower cost for compact lighting applications;

•	Released the Cree LMH2 LED module family, which features Cree TrueWhite® Technology and delivers 80 lumens-per-watt system efficacy combined with CRI greater than 90;

•	Licensed pioneering remote phosphor patents to five LED lighting manufacturers through its recently launched remote phosphor licensing program.

•	Announced a 208,000 square-foot facility expansion at Cree's Ruud Lighting subsidiary in Racine, Wisconsin

Business Outlook:

For its third quarter of fiscal 2012 ending March 25, 2012, Cree targets revenue in a range of $290 million to $310 million with GAAP gross margin targeted to be 34% to 35% and non-GAAP gross margin targeted to be 35% to 36%. Our GAAP gross margin targets include stock based compensation expense of approximately $2.2 million, while our non-GAAP targets do not. Operating expenses are targeted to increase by approximately $3 million to $4 million on a GAAP and non-GAAP basis. The tax rate is targeted at 13.0% for fiscal Q3. GAAP net income is targeted at $4 million to $12 million, or $0.04 to $0.10 per diluted share. Non-GAAP net income is targeted in a range of $21 million to $29 million, or $0.18 to $0.25 per diluted share. The GAAP and non-GAAP net income targets are based on an estimated 116.4 million diluted weighted average shares. Targeted non-GAAP earnings exclude expenses related to the amortization of acquired intangibles of $0.06 per diluted share and stock-based compensation expense of $0.07 per diluted share.

Quarterly Conference Call:

Cree will host a conference call at 5:00 p.m. Eastern time today to review the highlights of the fiscal second quarter 2012 results and the fiscal third quarter 2012 business outlook, including significant factors and assumptions underlying the targets noted above. The conference call will be available to the public through a live audio web broadcast via the Internet. Log on to Cree's website at www.cree.com and go to “Investor Relations - Financial Events and Presentations” for webcast details. The call will be archived and available on the website through February 1, 2012.

Supplemental financial information, including the non-GAAP reconciliation attached to this press release, is available in the “Investor Relations” section of Cree's website, under “Financial Information”, “Quarterly Results”, at www.cree.com.

About Cree, Inc.

Cree is leading the LED lighting revolution and making energy-wasting traditional lighting technologies obsolete through the use of energy-efficient, mercury-free LED lighting. Cree is a market-leading innovator of lighting-class LEDs, LED lighting, and semiconductor products for power and radio frequency (RF) applications.

Cree's product families include LED fixtures and bulbs, blue and green LED chips, high-brightness LEDs, lighting-class power LEDs, power-switching devices and RF devices. Cree products are driving improvements in applications such as general illumination, electronic signs and signals, power supplies and solar inverters.

For additional product and company information, please refer to www.cree.com.

Non-GAAP Financial Measures:

This press release highlights the company's financial results on both a GAAP and a non-GAAP basis. The GAAP results include certain costs, charges and expenses which are excluded from non-GAAP results. By publishing the non-GAAP measures, management intends to provide investors with additional information to further analyze the company's performance, core results and underlying trends. Cree's management evaluates results and makes operating decisions using both GAAP and non-GAAP measures included in this press release. Non-GAAP results are not prepared in accordance with GAAP and non-GAAP information should be considered a supplement to, and not a substitute for, financial statements prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures attached to this press release.

Forward Looking Statements:

The schedules attached to this release are an integral part of the release. This press release contains forward-looking statements involving risks and uncertainties, both known and unknown, that may cause actual results to differ materially from those indicated. Actual results, including with respect to our targets and prospects, could differ materially due to a number of factors, including the risk that we may not obtain sufficient orders to achieve our targeted revenues given that our current backlog has remained at relatively low levels for the revenue targets and our ability to forecast orders is limited; risks associated with our recent acquisition; increasing price competition in key markets; the risk that we or our distributors are not able to develop and expand customer bases and accurately anticipate demand from end customers, which can result in increased inventory and reduced orders as we experience wide fluctuations in supply and demand; the risk that our results will suffer if we are unable to balance fluctuations in customer demand and capacity; risks associated with the ramp-up of production of our new products, and our entry into new business channels different from those in which we have historically operated; the risk that we may experience production difficulties that preclude us from shipping sufficient quantities to meet customer orders or that result in higher production costs and lower margins; our ability to lower costs; ongoing uncertainty in global economic conditions, infrastructure development or customer demand that could negatively affect product demand, collectibility of receivables and other related matters as consumers and businesses may defer purchases or payments, or default on payments; the risk we may be required to record a significant charge to earnings if our goodwill or amortizable assets become impaired; our ability to complete development and commercialization of products under development, such as our pipeline of improved LED chips, LED components and LED lighting products; risks resulting from the concentration of our business among few customers, including the risk that customers may reduce or cancel orders or fail to honor purchase commitments; the rapid development of new technology and competing products that may impair demand or render our products obsolete; the potential lack of customer acceptance for our products; risks associated with ongoing litigation; and other factors discussed in our filings with the Securities and Exchange Commission (SEC), including our report on Form 10-K for the fiscal year ended June 26, 2011, and subsequent reports filed with the SEC. Except as required under the U.S. federal securities laws and the rules and regulations of the SEC, Cree disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events, developments, changes in assumptions or otherwise.

Cree, the Cree logo, XLamp, and TrueWhite are trademarks registered in the U.S. Patent and Trademark Office by Cree Inc., and Cree TrueWhite is a trademark of Cree, Inc.

CREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts and percentages)
(Unaudited)

	Three Months Ended		Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
	(Thousands, except per share amounts)
Revenue, net	$304,118	$256,983	$573,098	$525,420
Cost of revenue, net	199,000	135,837	369,952	273,745
Gross profit	105,118	121,146	203,146	251,675
Gross margin percentage	34.6%	47.1%	35.4%	47.9%

Operating expenses:
Research and development	35,886	29,233	70,288	53,965
Sales, general and administrative	49,176	33,366	94,715	62,568
Amortization of acquisition related intangibles	7,367	2,706	11,292	5,412
Loss on disposal or impairment of long-lived assets	497	429	1,272	901
Total operating expenses	92,926	65,734	177,567	122,846

Operating income	12,192	55,412	25,579	128,829
Operating income percentage	4.0%	21.6%	4.5%	24.5%

Non-operating income:
Interest and other non-operating income, net	1,689	2,233	4,632	4,187
Income from operations before income taxes	13,881	57,645	30,211	133,016

Income tax expense	1,803	7,870	5,314	25,205
Net income	$12,078	$49,775	$24,897	$107,811

Earnings per share:
Diluted net income per share	$0.10	$0.45	$0.22	$0.98

Shares used in diluted per share calculation	115,883	109,976	114,239	109,817

CREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 25, 2011	June 26, 2011
	(unaudited)
	(Thousands, except par value)
ASSETS
Current assets:
Cash, cash equivalents, and short-term investments	$687,246	$1,085,797
Accounts receivable, net	156,385	118,469
Income tax receivable	1,829	6,796
Inventories	187,373	176,482
Deferred income taxes	18,907	17,857
Prepaid expenses and other current assets	52,806	51,494
Total current assets	1,104,546	1,456,895
Property and equipment, net	605,504	555,929
Intangible assets, net	385,484	102,860
Goodwill	617,936	326,178
Other assets	5,990	4,860
Total assets	$2,719,460	$2,446,722

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$81,493	$76,593
Accrued salaries and wages	25,957	18,491
Income taxes payable	2,209	15,493
Other current liabilities	39,505	29,739
Total current liabilities	149,164	140,316

Long-term liabilities:
Deferred income taxes	21,902	21,902
Other long-term liabilities	26,121	22,940
Total long-term liabilities	48,023	44,842

Shareholders’ equity:
Common Stock	144	136
Additional paid-in-capital	1,831,909	1,593,530
Accumulated other comprehensive income, net of taxes	10,516	13,091
Retained earnings	679,704	654,807
Total shareholders’ equity	2,522,273	2,261,564
Total liabilities and shareholders’ equity	$2,719,460	$2,446,722

Cree, Inc.
Non-GAAP Measures of Financial Performance

To supplement the company's consolidated financial statements presented in accordance with generally accepted accounting principles, or GAAP, Cree uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP gross margin, non-GAAP operating expenses and free cash flow.
Reconciliation to the nearest GAAP measure of all historical non-GAAP measures included in this press release can be found in the tables included with this press release. In this press release, Cree also presents its target for non-GAAP expenses, which is expenses less stock-based compensation expense, charges for amortization or impairment of acquired intangibles, acquisition finished goods inventory step-up, and acquisition costs.
Non-GAAP measures presented in this press release are not in accordance with or an alternative to measures prepared in accordance with GAAP and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Cree's results of operations as determined in accordance with GAAP. These non-GAAP measures should only be used to evaluate Cree's results of operations in conjunction with the corresponding GAAP measures.
Cree believes that these non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, enhance investors' and management's overall understanding of the company's current financial performance and the company's prospects for the future, including cash flows available to pursue opportunities to enhance shareholder value. In addition, because Cree has historically reported certain non-GAAP results to investors, the company believes the inclusion of non-GAAP measures provides consistency in the company's financial reporting.
For its internal budgeting process, and as discussed further below, Cree's management uses financial statements that do not include stock-based compensation expense or amortization or impairment of acquired intangible assets, and the income taxes associated with the foregoing, and also do not include acquisition finished goods inventory step-up or acquisition costs. Cree's management also uses non-GAAP measures, in addition to the corresponding GAAP measures, in reviewing the company's financial results.
As described above, Cree excludes the following items from one or more of its non-GAAP measures when applicable:
Stock-based compensation expense. This expense consists of expenses for stock options, restricted stock and employee stock purchases through its ESPP. Cree excludes stock-based compensation expenses from its non-GAAP measures primarily because they are non-cash expenses that Cree does not believe are reflective of ongoing operating results.
Amortization or impairment of acquired intangible assets. Cree incurs amortization or impairments of acquired intangible assets in connection with acquisitions. Cree excludes these items because they arise from Cree's prior acquisitions and have no direct correlation to the current operating results of Cree's business.
Ruud Lighting Finished Goods Inventory Step Up. The inventory purchased as part of the Ruud Lighting acquisition was recorded at fair value at the time of the acquisition. In particular, the finished goods inventory was valued at the anticipated customer sales price less cost to sell, which is higher than the cost to produce the finished goods. Cree refers to the difference between the fair value and cost to produce as the Ruud Lighting finished goods inventory step up. Cree excludes this inventory step up item as Cree does not believe this step up value is reflective of ongoing operating results.
Ruud Lighting Acquisition Cost. Cree incurred expenses directly related the acquisition of Ruud Lighting. These expenses include auditor fees, investment banking fees, legal fees and other consulting fees incurred to conclude the acquisition. Cree excludes these expenses as they bear no direct correlation to the current operating results and are not reflective of the ongoing operating results.
Income tax effects of the foregoing non-GAAP items.  This amount is used to present each of the amounts described above on an after-tax basis consistent with the presentation of non-GAAP net income.
Cree expects to incur stock-based compensation expense and amortization of acquired intangible assets in future periods, including income taxes associated with all of the foregoing.
In addition to the non-GAAP measures discussed above, Cree also uses free cash flow as a measure of operating performance. Free cash flow represents operating cash flows less net purchases of property and equipment. Cree considers free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business after the purchases of property and equipment, which can then be used to, among other things, invest in Cree's business, make strategic acquisitions, strengthen the balance sheet and repurchase stock. A limitation of the utility of free cash flow as a measure of financial performance is that it does not represent the total increase or decrease in the company's cash balance for the period.

CREE, INC.
Reconciliation of GAAP to Non-GAAP Measures
(in thousands except per share amounts and percentages)
(unaudited)

Non-GAAP Gross Margin

	Three Months Ended		Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
GAAP gross profit	$105,118	$121,146	$203,146	$251,675
GAAP gross margin percentage	34.6%	47.1%	35.4%	47.9%
Adjustment:
Stock-based compensation expense	$1,615	$1,351	$3,329	$2,483
Ruud Lighting finished goods inventory step up	503	—	1,482	—
Non-GAAP Gross Profit	$107,236	$122,497	$207,957	$254,158
Non-GAAP gross margin percentage	35.3%	47.7%	36.3%	48.4%

Non-GAAP Operating Income

	Three Months Ended		Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
GAAP operating income	$12,192	$55,412	$25,579	$128,829
GAAP operating income percentage	4.0%	21.6%	4.5%	24.5%
Adjustments
Stock-based compensation expense	$11,195	$9,977	$22,635	$17,981
Amortization of acquisition-related intangible assets	7,367	2,706	11,292	5,412
Ruud Lighting acquisition costs	—	—	3,069	—
Ruud Lighting finished goods inventory step up	503	—	1,482	—
Total adjustments to GAAP operating income	$19,065	$12,683	$38,478	$23,393
Non-GAAP operating income	$31,257	$68,095	$64,057	$152,222
Non-GAAP operating income percentage	10.3%	26.5%	11.2%	29.0%

Non-GAAP Net Income

	Three Months Ended		Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010

GAAP net income	$12,078	$49,775	$24,897	$107,811
Adjustments
Stock-based compensation expense	11,195	9,977	22,635	17,981
Amortization of acquisition-related intangible assets	7,367	2,706	11,292	5,412
Ruud Lighting acquisition costs	—	—	3,069	—
Ruud Lighting finished goods inventory step up	503	—	1,482	—
Total adjustments to GAAP income before provision for income taxes	$19,065	$12,683	$38,478	$23,393
Income tax effect	$(2,478)	$(1,738)	$(5,002)	$(4,421)
Non-GAAP net income	$28,665	$60,720	$58,373	$126,783

Earnings per Share
Non-GAAP diluted net income per share	$0.25	$0.55	$0.51	$1.15

Shares used in diluted net income per share calculation
Non-GAAP shares used	115,883	109,976	114,239	109,817

Free Cash Flow

	Three Months Ended		Six Months Ended
	December 25, 2011	December 26, 2010	December 25, 2011	December 26, 2010
Cash flow from operations	$80,592	$57,237	$122,237	$145,756
Less: PP&E CapEx spending	19,076	64,738	53,038	126,387
Less: Patents spending	3,884	3,127	8,043	5,199
Total free cash flows	$57,632	$(10,628)	$61,156	$14,170